RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-47359


                 Prospectus Supplement No.1 dated March 24, 2000
                     to the Prospectus (the "Prospectus") of
                       Pharmos Corporation (the "Company")
                 included in Registration Statement on Form S-3,
                           Registration No. 333-47359

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     The Prospectus under the caption "Selling Security Holders" indicates that
(i) Alan Mark is a selling security holder with respect to 171,052 shares of Common Stock of the Company (the "Warrant Shares") which underly certain warrants of the Company ("Warrants"), and (ii) Gemini Capital, L.L.C., is a selling security holder with respect to 142,500 Warrant Shares. Alan Mark has transferred 60,000 Warrants to Libertyview Funds L.P. and 48,000 Warrants to CPR
(USA) Inc., and Gemini Capital, L.L.C., has transferred 142,500 Warrants to Este, L.L.C. The entities listed below are now selling security holders for purposes of the Prospectus with respect to the respective numbers of Warrant Shares listed below:

         Selling Security Holder             Number of Warrant Shares
         -----------------------             ------------------------

         Alan Mark                                    63,052

         Libertyview Funds L.P.                       60,000

         CPR (USA) Inc.                               48,000

         Este, L.L.C.                                142,500